PPRESS RELEASE                                SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CONFERENCE CALL FOR FIRST TRUST ENHANCED EQUITY INCOME FUND

WHEATON, IL -- (BUSINESS WIRE) -- August 24, 2016 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Enhanced Equity Income Fund (NYSE: FFA) (the "Fund") intends to host a conference call with Chartwell Investment Partners, LLC ("Chartwell"), the Fund's investment sub-advisor, on WEDNESDAY, SEPTEMBER 7, 2016, AT 4:15 P.M. EASTERN TIME. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

--    Dial-in Numbers: (877) 702-9041; International (719) 325-2176; and
      Passcode # 823264. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (888) 203-1112; International (719) 457-0820; and Passcode # 4355612. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, October 7, 2016.

The Fund is a diversified, closed-end management investment company that seeks to provide a high level of current income and gains and, to a lesser extent, capital appreciation. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity securities and by writing (selling) covered call options on a portion of the equity securities in the fund's portfolio.

First Trust Advisors L.P., the Fund's investment advisor, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $99 billion as of July 31, 2016 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Chartwell Investment Partners, LLC. ("Chartwell") serves as the Fund's investment sub-advisor and is an investment firm focusing on institutional, sub-advisory, and private client relationships. The firm is a research-based equity and fixed-income manager with a disciplined, team-oriented investment process. As of July 31, 2016, Chartwell had approximately $10.8 billion in assets under management.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com in advance of the call and refer to FFA, by Friday, September 2, 2016, 4:15 P.M. Eastern Time.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost.

Principal Risk Factors: Equity securities prices fluctuate for several reasons, including changes in investors' perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers or their industries occur.

The fund may write (sell) covered call options on all or a portion of the equity securities held in the fund's portfolio. The use of options may require the fund to sell portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the fund can realize on an investment, or may cause the fund to hold an equity security that it might otherwise sell.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses. Investment in non-U.S. securities is subject to the risk of currency fluctuations and to economic and political risks associated with such foreign countries.

The risks of investing in the Fund are spelled out in the prospectus, shareholder report and other regulatory filings.

The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784


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Source:  First Trust Advisors L.P.